SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

PolyMedix, Inc.
 (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PolyMedix, Inc.
170 N. Radnor-Chester Road, Suite 300
Radnor, Pennsylvania 19087

February 22, 2013

Dear Stockholder:

Our board of directors has called a Special Meeting of Stockholders for the purpose of voting on two proposals which, if approved, will permit us to pursue a plan to stabilize our balance sheet and begin building back shareholder value and market capitalization reflective of the potential of our technology platform.

The primary financing opportunity we are evaluating would include a reverse stock split to increase the per share market price of our common stock and to permit an offering and sale of up to $25 million of common stock in connection with the listing of our common stock on The NASDAQ Stock Market.  In evaluating our financing alternatives, our board of directors and management have carefully considered the interests of our stockholders and believe moving forward on the basis described in the enclosed Proxy Statement is in the best interests of the Company and our stockholders.  Our ability to execute on any significant financing opportunity starts with our stockholders voting in favor of the proposals on the agenda for our Special Meeting of Stockholders.

It is my hope that our board of directors, management, scientific founders, and stockholders can unite together in securing the future of our Company.  Your vote is important and our time is limited for executing this plan.  I do hope that you attend our Special Meeting of Stockholders of PolyMedix, Inc., to be held on Friday, March 15, 2013, at the Radnor Hotel at 591 East Lancaster Avenue, St. Davids, Pennsylvania  19087, at 8:00 a.m., local time.  Enclosed with this letter are your Notice of Special Meeting of Stockholders, Proxy Statement and Proxy voting card.  The Proxy Statement discusses the proposals to be considered at the special meeting.

Whether or not you plan to be with us in person, please submit your proxy promptly, by signing, dating, and returning your proxy card in the enclosed envelope, or by following the instructions on the proxy card to make your submission by telephone or internet.

Sincerely,

s/ Edward Smith
Edward Smith
President & Chief Executive Officer
PolyMedix, Inc.

PolyMedix, Inc.
170 N. Radnor-Chester Road, Suite 300
Radnor, Pennsylvania 19087
Notice of Special Meeting of Stockholders
to be held March 15, 2013

To the Stockholders of PolyMedix, Inc.:

A Special Meeting of Stockholders of PolyMedix, Inc. will be held at the Radnor Hotel at 591 East Lancaster Avenue, St. Davids, Pennsylvania  19087, on Friday, March 15, 2013, at 8:00 a.m., local time. During the special meeting, stockholders will be asked to:

(1)
approve an amendment to our certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, a “reverse stock split,” by a ratio of not less than ten-for-one and not more than fifty-for-one at any time prior to December 31, 2013, with the exact ratio to be set within this range by our board of directors in its sole discretion; and

(2)
approve, conditioned upon stockholder approval and implementation of the reverse stock split, an amendment to our certificate of incorporation to reduce the number of our authorized shares of common stock from 250,000,000 to 25,000,000.

In accordance with our bylaws, the business transacted at the special meeting will be limited to matters relating to the purpose or purposes stated in this Notice of Special Meeting of Stockholders, namely two proposals described above.

If you are a stockholder of record as of the close of business on Friday, February 15, 2013, you may vote at the meeting.  The date of mailing this Notice of Special Meeting of Stockholders and the accompanying Proxy Statement and materials is on or about February 22, 2013.

By order of the Board of Directors

s/ Edward F. Smith

Edward F. Smith

President and Chief Executive Officer

PolyMedix, Inc.

PROXY STATEMENT

This proxy statement and the accompanying proxy card are first being mailed, beginning on or about February 22, 2013, to owners of shares of common stock of PolyMedix, Inc. (which may be referred to in this proxy statement as “we,” “us,” “PolyMedix,” or the “Company”) in connection with the solicitation of proxies by our board of directors (referred to as the “board”) for a Special Meeting of Stockholders scheduled to be held on March 15, 2013 at 8:00 a.m., local time, at the Radnor Hotel at 591 East Lancaster Avenue, St. Davids, Pennsylvania 19087.  This meeting, including any postponements or adjournments, is referred to in this proxy statement as the “special meeting.” Submitting a proxy will permit a stockholder, whether or not such stockholder is able to attend the special meeting in person, to vote his, her or its shares of our common stock at the special meeting.  Our board encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the special meeting.

CONTENTS

Description	Page
About The Special Meeting: Questions And Answers	2
Proposal 1–To Amend Our Certificate Of Incorporation To Combine Outstanding Shares Of Our Common Stock Into A Lesser Number Of Outstanding Shares, A “Reverse Stock Split,” By A Ratio Of Not Less Than Ten-For-One And Not More Than Fifty-For-One	6
Proposal 2–To Amend Our Certificate Of Incorporation To Reduce The Authorized Shares Of Common Stock From 250,000,000 To 25,000,000	13
Other Matters	15
Annex A–Proposed Form of Certificate of Amendment (Proposal 1)	A-1
Annex B–Proposed Form of Certificate of Amendment (Proposal 2)	B-1

IMPORTANT NOTICE

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON FRIDAY, MARCH 15, 2013: The Notice of Special Meeting, Proxy Statement and form of Proxy are also available at http://www.polymedix.com/proxy.php.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks, uncertainties and assumptions that could cause PolyMedix’s actual results and experience to differ materially from anticipated results and expectations expressed in these forward looking statements. PolyMedix has in some cases identified forward-looking statements by using words such as “anticipates,” “believes,” “hopes,” “estimates,” “looks,” “expects,” “plans,” “intends,” “goal,” “potential,” “may,” “suggest,” and similar expressions. Among other factors that could cause actual results to differ materially from those expressed in forward-looking statements are PolyMedix’s need for, and the availability of, substantial capital in the future to fund its operations and research and development; the fact that PolyMedix may not be successful in obtaining financing or completing an alternative transaction, and the fact that PolyMedix’s compounds may not successfully complete pre-clinical or clinical testing, or be granted regulatory approval to be sold and marketed in the United States or elsewhere. A more complete description of these risk factors is included in PolyMedix’s filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements.

ABOUT THE SPECIAL MEETING: QUESTIONS AND ANSWERS

What am I voting on?

At this year’s meeting, you will be asked to consider and vote upon the following proposals:

(1)
To approve an amendment to our certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, a “reverse stock split,” by a ratio of not less than ten-for-one and not more than fifty-for-one at any time prior to December 31, 2013, with the exact ratio to be set within this range by our board of directors in its sole discretion (sometimes referred to as the “reverse stock split proposal”); and

(2)
To approve, conditioned upon stockholder approval and implementation of the reverse stock split, an amendment to our certificate of incorporation to reduce the number of our authorized shares of common stock from 250,000,000 to 25,000,000 (sometimes referred to as the “authorized shares proposal”).

Who is entitled to vote at the special meeting, and how many votes do they have?

Stockholders of record at the close of business on Friday, February 15, 2013, the “record date” for the special meeting, may vote at the special meeting.  Pursuant to the rights of our stockholders contained in our charter documents each share of our common stock has one vote.  There were 106,791,399 shares of common stock outstanding as of the record date.  From March 5, 2013 through March 15, 2013, you may inspect a list of stockholders eligible to vote.  If you would like to inspect the list, please call Edward F. Smith, our Corporate Secretary, at (484) 598-2332. In addition, the list of stockholders will be available for viewing by stockholders at the special meeting.

How do I vote?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered a stockholder of record with respect to those shares, and these proxy materials are being sent directly to you. As a stockholder of record, you have the right to vote in person at the special meeting or by proxy.  To submit your proxy by mail: mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or return it to AST Operations Center, 6201 15th Avenue, Brooklyn, NY 11219.

Alternatively, if you are a stockholder of record you may submit your proxy by telephone by calling toll-free at 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and following the instructions, or by Internet by accessing www.voteproxy.com and following the on-screen instructions. Have your proxy card available when voting by either of these two methods.

If you vote by proxy by any of the mail, telephone or Internet methods discussed above, you will be designating Edward Smith, our Chief Executive Officer, and Daniel Jorgensen, our Chief Medical Officer, as your proxies. They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy.

Submitting a proxy will not affect your right to attend the special meeting and vote in person.

If your shares are held in the name of a bank, broker or other nominee, you will receive separate voting instructions from your bank, broker or other nominee describing how to vote your shares. The availability of telephonic or Internet voting will depend on the voting process of your bank, broker or other nominee. Please check with your bank, broker or other nominee and follow the voting instructions it provides.  Your bank, broker or other nominee may not be permitted to vote or otherwise may not vote your shares on one or more proposals if you do not instruct it how to vote.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. The term “proxy” may also refer to the instrument used to make the appointment. By using the methods discussed above, you will be appointing Edward Smith, our Chief Executive Officer, and Daniel Jorgensen, our Chief Medical Officer, as your proxies. They may act together or individually to vote on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the special meeting, please vote by proxy so that your shares of common stock may be voted.

How will my proxy vote my shares?

If you are a stockholder of record, your proxy will vote according to your instructions.  If you submit a proxy but do not indicate how to vote your shares, your proxy will vote “FOR” the approval of the reverse stock split proposal (see Proposal 1) and “FOR” the approval of the authorized shares proposal (see Proposal 2).  In accordance with our bylaws, the business transacted at the special meeting will be limited to matters relating to the purpose or purposes stated in the notice of meeting, namely the reverse stock split and authorized shares proposals.  If any matters other than the specified proposals, such as any matter incident to the conduct of the meeting, does properly come before the special meeting, it is the intention of the persons named as proxies in the enclosed proxy card to vote on such matters in the manner recommended by the board, of if no recommendation is given, in their own discretion.

If your shares are held in the name of a bank, broker or other nominee, you will receive separate voting instructions from your bank, broker or other nominee describing how to vote your shares. The availability of telephonic or Internet voting will depend on the voting process of your bank, broker or other nominee. Please check with your bank, broker or other nominee and follow the voting instructions your bank, broker or other nominee provides. Your bank, broker or other nominee may not be permitted to vote or otherwise may not vote your shares on one or more proposals if you do not instruct it how to vote.

What is a broker non-vote?

You should instruct your bank, broker or other nominee how to vote your shares.  A broker non-vote occurs when a bank, broker or other nominee holding shares on behalf of a stockholder does not receive voting instructions from the stockholder by a specified date before the special meeting and the bank, broker or other nominee is not permitted to or otherwise does not vote those undirected shares on specified matters.  Thus, if you do not give your broker specific instructions, your shares may not be voted on those matters (so-called “broker non-votes”).  With respect to any matter determined based on the number of shares of outstanding stock entitled to vote on the matter, such as the two matters on the agenda for the special meeting, a broker non-vote has the same effect as a vote against the matter.  Broker non-votes are not considered votes cast, however, and therefore do not affect the outcome of matters determined based on the number of votes cast.  Shares which are the subject of “broker non-votes” will be counted in determining the number of shares of common stock represented in person or by proxy and entitled to vote at the special meeting.

How do I revoke my proxy or change my vote?

If you are a stockholder of record, you may revoke your proxy or change your vote at any time before your shares are voted at the special meeting by:

•	Notifying our Corporate Secretary in writing at 170 N. Radnor-Chester Rd., Suite 300, Radnor, Pennsylvania, 19087, that you are revoking your proxy;

•
Submitting a proxy at a later date by telephone or via the Internet, or by signing and delivering a proxy card relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at the special meeting, in which case your shares will be voted in accordance with your later-submitted proxy and your earlier proxy revoked; or

•	Attending the special meeting and voting by ballot.

If your shares are held in the name of a bank, broker or other nominee, you should check with your bank, broker or other nominee and follow the instructions your bank, broker or other nominee provides.

Who will count the votes?

A representative from American Stock Transfer & Trust Company, our transfer agent, will act as the inspector of election and count the votes.

What constitutes a quorum?

The holders of a majority of the shares of outstanding stock entitled to vote as of the record date, either present or represented by proxy, constitute a quorum.  A quorum is necessary in order to conduct the special meeting.  If you choose to have your shares represented by proxy at the special meeting, you will be considered part of the quorum.  Shares are considered present in person or represented by proxy for purposes of determining the presence of a quorum, even if the holder abstains from voting or the shares represent broker non-votes on one or more proposals.  If a quorum is not present at the special meeting, the stockholders present in person or by proxy may adjourn the meeting to a later date.  If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

What vote is required to approve each proposal?

Reverse Stock Split Proposal. The affirmative vote of a majority of the outstanding shares of common stock is required to approve Proposal 1, the reverse stock split proposal.

Authorized Shares Proposal.  The affirmative vote of a majority of the outstanding shares of common stock is required to approval Proposal 2, the authorized shares proposal.

Other Matters. In accordance with our bylaws, the business transacted at the special meeting will be limited to matters relating to the purpose or purposes stated in the notice of meeting.  Any other matters that might properly come before the special meeting, such as matters incident to the conduct of the meeting, will generally require the affirmative vote of a majority of the votes cast at the special meeting, provided a quorum is present, in order to be approved, except when a different vote is required by law, our certificate of incorporation or our bylaws.

Abstentions and broker non-votes with respect to any matter will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast. Accordingly, abstentions and broker non-votes will effectively be votes against the reverse stock split proposal and the authorized shares proposal.

What percentage of the common stock do the Company’s directors and officers beneficially own and have the power to vote?

As of the close of business on February 15, 2013, the record date for the special meeting, our directors and executive officers beneficially owned approximately 13.2% of our common stock and had sole or shared voting power over approximately 3.8% of our outstanding common stock entitled to vote at the special meeting.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

We, on behalf of our board, through our directors, officers, and employees, are soliciting proxies primarily by mail and the Internet. Further, proxies may also be solicited in person, by telephone, or facsimile.  In addition, we have engaged Morrow & Co., LLC of Stamford, Connecticut, to assist in soliciting proxies.  We will pay the costs of soliciting proxies, including a fee of approximately $4,500 to Morrow & Co., LLC for its services.  We will also reimburse Morrow & Co., LLC for its reasonable out-of-pocket expenses, and will reimburse stockbrokers and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock.

What are the recommendations of the board?

The recommendations of our board are set forth together with the description of each proposal in this proxy statement.  In summary, the board recommends a vote:

•	FOR the approval of the reverse stock split proposal (see Proposal 1); and

•	FOR the approval of the authorized shares proposal (see Proposal 2).

If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote on the two proposals in accordance with the recommendations of the board.

In accordance with our bylaws, the business transacted at the special meeting will be limited to matters relating to the purpose or purposes stated in the notice of meeting, namely the reverse stock split and authorized shares proposals.  If any matters other than the specified proposals, such as any matter incident to the conduct of the meeting, does properly come before the special meeting, it is the intention of the persons named as proxies in the enclosed proxy card to vote on such matters in the manner recommended by the board, of if no recommendation is given, in their own discretion.

How may I obtain additional copies of this proxy statement or other proxy materials?

You may request a copy of this proxy statement or other proxy materials, by written request to, or calling, Lona Cornish at PolyMedix, Inc., 170 North Radnor-Chester Road, Suite 300, Radnor, Pennsylvania 19087, via e-mail at lcornish@polymedix.com or by telephone at 484-598-2340, or by contacting Morrow & Co., LLC, 470 West Avenue – 3rd Floor, Stamford, CT  069020, (800) 573-4397.

PROPOSAL 1–TO AMEND OUR CERTIFICATE OF INCORPORATION TO COMBINE OUTSTANDING SHARES OF OUR COMMON STOCK INTO A LESSER NUMBER OF OUTSTANDING SHARES, A “REVERSE STOCK SPLIT,” BY A RATIO OF NOT LESS THAN TEN-FOR-ONE AND NOT MORE THAN FIFTY-FOR-ONE

General

Our board has approved an amendment to our restated certificate of incorporation, as amended, to combine the outstanding shares of our common stock into a lesser number of outstanding shares, a so-called “reverse stock split.”  If approved by the stockholders as proposed, our board would have the sole discretion to effect the amendment and combination at any time prior to December 31, 2013, and to fix the specific ratio for the combination, provided that the ratio would be not less than ten-for-one and not more than fifty-for-one.  The board would also have the discretion to abandon the amendment prior to its effectiveness. The board is hereby soliciting stockholder approval for the reverse stock split proposal.

If approved by our stockholders, the reverse stock split proposal would permit (but not require) our board to effect a reverse stock split of our common stock at any time by a ratio of not less than ten-for-one and not more than fifty-for-one, with the specific ratio to be fixed within this range by the board in its sole discretion.  We believe that enabling the board to fix the specific ratio of the reverse stock split within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders.  In fixing the ratio, the board may consider, among other things, factors such as: the historical trading price and trading volume of our common stock; the number of shares of our common stock outstanding; the then-prevailing trading price and trading volume of our common stock; the anticipated impact of the reverse stock split on the trading market for our common stock and prevailing general market and economic conditions.  For reasons discussed below, the board anticipates fixing a specific ratio designed to target a post-split per share price of $5.00.

The reverse stock split, if approved by our stockholders, would become effective upon the filing of the amendment to our certificate of incorporation with the Secretary of State of the State of Delaware, or at the later time set forth in the amendment.  The exact timing of the amendment will be determined by the board based on its evaluation as to when such action will be the most advantageous to our Company and our stockholders.  In addition, the board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the amendment and the reverse stock split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State, the board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The proposed form of amendment to our certificate of incorporation to effect the reverse stock split is attached as Annex A to this proxy statement.  Any amendment to our certificate of incorporation to effect the reverse stock split will include the reverse stock split ratio fixed by the board, within the range approved by our stockholders.

Reasons for Proposed Amendment

The board’s primary reasons for approving and recommending the reverse stock split are to make additional shares of common stock available for issuance and, specifically with respect to the reverse split ratio, to increase the per share price of our common stock to the meet the listing requirements of The NASDAQ Stock Market.  We are currently evaluating financing alternatives, including a potential public offering of up to $25 million of common stock, which would require the approval of the reverse stock split and the listing of our common stock on NASDAQ, although no definitive plans have been established to date.  No assurance can be given, however, even if the reverse stock split is approved, that our common stock would be listed on NASDAQ or that any financing transaction would be undertaken or completed.  If we do not obtain additional financing, we will not be able to commence any further clinical trials for our lead candidate, brilacidin, and will not be able to fund our operations beyond the second quarter of 2013.  On January 23, 2013, we announced that we have engaged Canaccord Genuity Inc. to assist us with strategic alternatives.

Currently, we are authorized to issue 250,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share.  As of February 15, 2013, 106,791,399 shares of our common stock were issued and outstanding, 18,521,556 shares were reserved for issuance upon exercise of outstanding options, 8,070,638 shares were reserved for potential future awards under our equity compensation plans, and 47,569,042 shares were reserved for issuance upon exercise of outstanding warrants.  (No shares of our preferred stock were issued and outstanding.)  As a result, only 69,047,365 shares of common stock were available for issuance.  On February 8, 2013, the closing price of our common stock, as quoted on the OTC Bulletin board, was $0.155 per share.  Hypothetically, a sale of 69,047,365 shares of common stock at $0.155 per share, would generate gross proceeds of approximately $10.7 million.  While we may not be able to obtain additional funding through a sale of common stock, on favorable terms, or at all, we do not believe that a $10.7 million offering would be sufficient to fund our next planned clinical trial and the continued operations necessary to complete such trial, including scheduled principal and interest payments on our credit facility.

The reverse stock split alone would have no effect on our authorized capital stock, and the total number of authorized shares would remain the same as before the reverse stock split.  This would have the effect of increasing the number of shares of common stock available for issuance, which the board feels it is important to provide us with flexibility and as many alternatives as possible to obtain financing.  The board is also mindful about the potential dilutive effect on existing stockholders.  For the reasons discussed below relating to our target per share price, the board has approved and recommended a range of reverse stock split ratios which would result in more shares becoming available than we believe are necessary for reasonably foreseeable future needs.  Accordingly, the board has also approved and recommended an amendment to our certificate of incorporation, conditioned upon stockholder approval and implementation of the reverse stock split, to reduce the authorized number of shares of our common stock.  See “Proposal 2–To Amend Our Certificate Of Incorporation To Reduce The Authorized Shares Of Common Stock From 250,000,000 To 25,000,000,” beginning on page 12 for more information regarding this proposal.

The additional available shares would be available for issuance from time to time at the discretion of the board of directors when opportunities arise, without further stockholder action or the related delays and expenses, except as may be required for a particular transaction by law, the rules of any exchange on which our securities may then be listed, or other agreements or restrictions.  There are no preemptive rights relating to the common stock.  As such, any issuance of additional shares of common stock would increase the number of outstanding shares of common stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly.  As noted above, we are currently evaluating financing alternatives, including a potential public offering of up to $25 million of common stock, which would require the approval of the reverse stock split and the listing of our common stock on NASDAQ, although no definitive plans have been established to date.  No assurance can be given, however, even if the reverse stock split is approved, that our common stock would be listed on NASDAQ or that any financing transaction would be undertaken or completed.  Except for the potential public offering of common stock described above, at this time we do not have any plans, arrangements or understandings, whether written or oral, to issue any of the additional shares that will be made available if the reverse stock split is approved and the board implements the reverse stock split at a ratio of greater than ten-for-one.

Since August 2006, our common stock has been quoted on the OTC Bulletin Board, but it has never been listed on any national securities exchange. While we do currently satisfy many of the initial listing requirements to be listed on a national securities exchange, the per share market price of our common stock has been too low to meet initial listing requirements.  We are submitting the reverse stock split proposal to our stockholders for approval with the primary intent of increasing the per share market price of our common stock to enhance our ability to meet the initial listing requirements of a national securities exchange, which we believe will make our common stock more attractive to a broader range of investors and enhance the trading market and liquidity of our common stock.  After careful consideration, the board has concluded that positioning our common stock for potential listing on a national securities exchange is in the Company’s and our stockholders’ best interests.  Therefore, management has submitted an application for the listing our common stock on NASDAQ.  In order to be approved for listing on NASDAQ, we would intend to meet the $4.00 per share minimum bid or closing price requirement.  As discussed below, the reverse stock split should have the effect of increasing the market price of our common stock and the board anticipates fixing a specific ratio to target a post-split per share price of $5.00.  Accordingly, for these and other reasons discussed below, we believe that effecting the reverse stock split is in our Company’s and our stockholders’ best interests.

Reducing the number of outstanding shares of our common stock should, absent other factors, increase the per share market price of our common stock, although we cannot provide any assurance that we will be able to meet or maintain a bid price over the minimum initial listing bid price requirement of NASDAQ or any other exchange.  Although our board has determined that it is in the Company’s and our stockholders’ best interests to position our common stock for potential listing on the NASDAQ or another stock exchange, the board may ultimately determine to withdraw its application from NASDAQ and not pursue any other listing.  There can be no assurance that any such application will result in the listing of our common stock on any exchange.

In addition, we believe the reverse stock split will make our common stock more attractive to a broader range of investors, as we believe that the current market price of our common stock may prevent certain institutional investors, professional investors and other members of the investing public from purchasing our stock.  Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  Furthermore, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.  We believe that the reverse stock split will make our common stock a more attractive and cost effective investment for many investors, which we in turn believe would enhance the liquidity of the holders of our common stock.

Reducing the number of outstanding shares of our common stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our common stock.  However, other factors, such as the results of clinical development of our product candidates, our financial results, general market conditions and the market perception of our Company, may adversely affect the market price of our common stock.  As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the reverse stock split or that the market price of our common stock will not decrease in the future.  Additionally, we cannot assure you that the market price per share of our common stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split.  Accordingly, the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split.

Potential Effects of Proposed Amendment

If our stockholders approve the reverse stock split and our board effects it, the number of shares of common stock issued and outstanding will be reduced, depending upon the ratio determined by the board. The reverse stock split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the reverse stock split because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. In addition, the reverse stock split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The reverse stock split will not change the terms of the common stock. After the reverse stock split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. The common stock will remain fully paid and non-assessable.

The reverse stock split may result in some stockholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

After the effective time of the reverse stock split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act.  Unless we simultaneously list our common stock on NASDAQ or another exchange, bid and ask prices for our common stock will continue to be quoted on the OTC Bulletin Board under the symbol “PYMX.OB,” although the OTC Bulletin Board will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the effective time to indicate that a reverse stock split has occurred. The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

After the effective time of a reverse stock split, the post-split market price of our common stock may be less than the pre-split price multiplied by the reverse stock split ratio. In addition, a reduction in number of shares outstanding may impair the liquidity for our common stock, which may reduce the value of our common stock.

Stockholder Rights Plan

Each outstanding share of our common stock includes an associated preferred stock purchase right, or Right, that will entitle the registered holder to purchase from us one one-thousandth of a share of Series C Preferred Stock, par value $0.001 per share, at a purchase price of $15.00 per one one-thousandth of a share, subject to adjustment. The rights become exercisable upon the earlier of ten business days after a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, 15% or more of our common stock then outstanding or ten business days after the commencement of a tender or exchange offer that would result in a person or group beneficially owning 15% or more of our common stock then outstanding (the earlier of such dates is referred to as the “Distribution Date”), and will expire at the close of business on May 12, 2019, unless earlier redeemed by us.

In the event that the reverse stock split proposal is approved and we implement the reverse stock split, the number of Rights associated with each share of common stock outstanding at the time of the reverse stock split, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of common stock following the reverse stock split will equal the result obtained by multiplying the number of Rights associated with each share of common stock immediately prior to the reverse stock split a fraction, the numerator of which will be the total number of shares of common stock outstanding immediately prior to the reverse stock split and the denominator of which shall be the total number of shares of common stock outstanding immediately following the reverse stock split. For example, if the reverse stock split is effected at a ratio of fifty-to-one, after the reverse stock split, each share of common stock would include fifty associated Rights.

Beneficial Holders of Common Stock

Upon the implementation of the reverse stock split, we intend to treat shares held by stockholders through a bank, broker or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in street name. However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. Stockholders who hold shares of our common stock with a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers or other nominees.

Registered “Book-Entry” Holders of Common Stock

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with statements reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive evidence of their shares of post-reverse stock split common stock.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by the transfer agent after the effective time of the reverse stock split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of shares of post-reverse stock split common stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of shares of common stock to which they are entitled as a result of the reverse stock split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post-reverse stock split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on its reverse side, the New Certificate will be issued with the same restrictive legend on its reverse side.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We will not issue fractional shares in connection with the reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share.

Effect of the Reverse Stock Split on Outstanding Stock Options, Warrants, and Employee Plans

Based upon the reverse stock split ratio, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options or warrants entitling the holders to purchase shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options or warrants upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise immediately following the reverse stock split as was the case immediately preceding the reverse stock split. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the reverse stock split ratio.

Accounting Matters

The proposed amendment to our certificate of incorporation will not affect the par value of our common stock. As a result, at the effective time of the reverse stock split, the stated capital on our balance sheet attributable to the common stock will be reduced in the same proportion as the reverse stock split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the common stock will be reclassified for prior periods to conform to the post-reverse stock split presentation.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the reverse stock split to holders of our common stock. Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a U.S. holder, which is a beneficial owner of our common stock that is either:

•	a citizen or individual resident of the United States,

•	a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia,

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or

•
a trust, if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions or (ii) it was in existence before August 20, 1996 and a valid election is in place under applicable Treasury regulations to treat such trust as a U.S. person for U.S. federal income tax purposes.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Code, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the reverse stock split.

To ensure compliance with Treasury Department Circular 230, stockholders are hereby notified that: (a) any discussion of U.S. federal tax issues in this proxy statement is not intended or written to be relied upon, and cannot be relied upon, by stockholders for the purpose of avoiding penalties that may be imposed on stockholders under the Code; (b) such discussion is being used in connection with the promotion or marketing (within the meaning of Circular 230) by us of the transactions or matters addressed herein; and (c) stockholder should seek advice based on their particular circumstances from an independent tax advisor.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

U.S. Holders

The reverse stock split is intended to qualify as a “reorganization” under Section 368 of the Code. Assuming, the reverse stock split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange of Old Certificates for New Certificates. The aggregate tax basis of the New Certificates received in the reverse stock split will be the same as the aggregate tax basis in the Old Certificates exchanged. The holding period for the New Certificates will include the period during which the Old Certificates surrendered in the reverse stock split were held.

Non-U.S. Holders

A non-U.S. holder is a beneficial owner of our common stock that is not a U.S. holder. Generally, non-U.S. holders will not recognize any gain or loss upon the reverse stock split.

Appraisal Rights

Under the Delaware General Corporation Law, stockholders will not be entitled to dissenter’s rights with respect to the proposed amendment to our certificate of incorporation to effect the reverse stock split, and we do not intend to independently provide stockholders with such rights.

Previously Approved Reverse Stock Split

At our 2012 annual meeting of stockholders, our stockholders approved a proposal that would allow us to undergo a reverse stock split at any time prior to the 2013 annual meeting of stockholders.  The reverse stock split would be effected, if at all, by an amendment to our certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares by a ratio between two-for-one and six-for-one, inclusive, with the exact ratio to be set by our board of directors in its sole discretion.  Because of significant declines in the per share market price of our common stock since our 2012 annual meeting, the approved reserve ratios would be insufficient to result in a per share price that would qualify our common stock for listing on a national exchange.  In the event that the reverse stock split proposal is approved at the special meeting, the board will abandon the previously approved reverse stock split.

Vote and Recommendation

The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve the reverse stock split proposal, including the amendment to our certificate of incorporation to effect the reverse stock split.

Our board recommends a vote “FOR” the proposal to approve an amendment to our certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, a “reverse stock split,”, by a ratio of not less than ten-for-one and not more than fifty-for-one, with the timing of the reverse stock split and exact ratio to be set within this range by the Company’s board in its sole discretion.

PROPOSAL 2–TO AMEND OUR CERTIFICATE OF INCORPORATION TO REDUCE

THE AUTHORIZED SHARES OF COMMON STOCK FROM 250,000,000 TO 25,000,000

General

Our board has approved, conditioned upon stockholder approval and implementation of the reverse stock split, an amendment to our restated certificate of incorporation, as amended, to decrease the number of authorized shares of the Company’s common stock from 250,000,000 shares to 25,000,000 shares.

If the reverse stock split is approved by our stockholders and implemented by the board, and the decrease in the number of our authorized shares of common stock is approved by our stockholders, the decrease would become effective upon the filing of the amendment to our certificate of incorporation with the Secretary of State of the State of Delaware, or at the later time set forth in the amendment, but in any event simultaneous with the effectiveness of the reverse stock split.  The exact timing of the amendment will be determined by the board based on its evaluation as to when such action will be the most advantageous to our Company and our stockholders.  In addition, the board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the amendment and the decrease in the number of authorized shares of common stock only if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State, the board, in its sole discretion, also determines to abandon the reverse stock split.  In the event that stockholders approve the reverse stock split proposal, but do not approve the authorized shares proposal, the board will retain the discretion to implement the reverse stock split.

The proposed form of amendment to our certificate of incorporation to effect the decrease in authorized shares is attached as Annex B to this proxy statement.

Reasons for Proposed Amendment

As discussed under “Proposal 1–To Amend Our Certificate Of Incorporation To Combine Outstanding Shares Of Our Common Stock Into A Lesser Number Of Outstanding Shares, A ‘Reverse Stock Split,’ By A Ratio Of Not Less Than Ten-For-One And Not More Than Fifty-For-One,” beginning on page 6, the board has approved and recommended a reverse stock split within a specified range.  The range was selected, primarily, to permit the board to target a post-split market price per share of $5.00.

Because reverse stock split alone would have no effect on our authorized capital stock, the reverse stock split would have the effect of increasing the number of available and unissued shares of common stock.  While the board believes it is important to increase the number of shares available for issuance (See “Proposal 1–To Amend Our Certificate Of Incorporation To Combine Outstanding Shares Of Our Common Stock Into A Lesser Number Of Outstanding Shares, A “Reverse Stock Split,” By A Ratio Of Not Less Than Ten-For-One And Not More Than Fifty-For-One”), it is also mindful about the potential dilutive effect on existing stockholders.  The board believes that the reverse stock split alone would result in more authorized shares becoming available for issuance than it believes are necessary for reasonably foreseeable future needs.  Accordingly, the board has also approved and recommended an amendment to our certificate of incorporation, conditioned upon stockholder approval and implementation of the reverse stock split, to reduce the authorized number of shares of our common stock from 250,000,000 to 25,000,000.  Among the matters considered by the board in determining the number of shares of common stock to be authorized were the company’s reasonably foreseeable future needs, including a potential public offering of common stock of up to $25 million, and the uncertainty of the actual reverse stock split ratio that may be fixed within the range approved by stockholders, if the reverse stock split proposal is approved.

Vote and Recommendation

The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve the authorized shares proposal, including the amendment to our certificate of incorporation to effect the decrease in the number of authorized shares of our common stock.

Our board recommends a vote “FOR” the proposal to amend, conditioned upon stockholder approval and implementation of the reverse stock split, our certificate of incorporation to decrease the number of authorized shares of our common stock from 250,000,000 to 25,000,000.

OTHER MATTERS

In accordance with our bylaws, the business transacted at the special meeting will be limited to matters relating to the purpose or purposes stated in the notice of meeting, namely the reverse stock split and authorized shares proposals.  If any matters other than the specified proposals, such as any matter incident to the conduct of the meeting, does properly come before the special meeting, it is the intention of the persons named as proxies in the enclosed proxy card to vote on such matters in the manner recommended by the board, of if no recommendation is given, in their own discretion.

The costs of preparing, assembling, mailing and soliciting the proxies will be borne by us. Proxies may be solicited, without extra compensation, by our officers and employees by mail, Internet, in person, by telephone, or facsimile or other methods of communication. In addition, we have engaged Morrow & Co., LLC of Stamford, Connecticut, to assist in soliciting proxies.  We will pay the costs of soliciting proxies, including a fee of approximately $4,500 to Morrow & Co., LLC for its services.  We will also reimburse Morrow & Co., LLC for its reasonable out-of-pocket expenses, and will reimburse stockbrokers and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock.

If you and other residents at your mailing address own shares in street name, your bank, broker or nominee may have sent you a notice that your household will receive only one copy of proxy materials for each company in which you hold shares through that bank, broker or nominee.  This practice of sending only one copy of proxy materials is known as householding.  If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process.  If the foregoing procedures apply to you, your broker has sent one copy of our proxy statement to your address.  If you want to receive separate copies of the proxy materials in the future, or you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, bank or nominee, or you may contact us at the address or telephone number below.  In any event, if you did not receive an individual copy of this proxy statement, we will send a copy to you if you address your written request to, or call, Lona Cornish at PolyMedix, Inc., 170 North Radnor-Chester Road, Suite 300, Radnor, Pennsylvania 19087, via e-mail at lcornish@polymedix.com or by telephone at 484-598-2340, or by contacting Morrow & Co., LLC, 470 West Avenue – 3rd Floor, Stamford, CT  069020, (800) 573-4397.

Copies of the documents referred to above that appear on our website are also available upon request by any stockholder addressed to our Corporate Secretary, PolyMedix, Inc., 170 North Radnor-Chester Rd., Suite 300, Radnor, Pennsylvania 19087.

Annex A
PROPOSED FORM OF

CERTIFICATE OF AMENDMENT

TO

THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

POLYMEDIX, INC.

POLYMEDIX, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: Upon the filing (the “Effective Time”) of this Certificate of Amendment pursuant to the Section 242 of the General Corporation Law of the State of Delaware, each _________ (__) shares of the Corporation’s common stock, $0.001 par value per share, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined, converted and changed into one (1) fully paid and nonassessable share of common stock, $0.001 par value per share (the “New Common Stock”), subject to the treatment of fractional share interests as described below (the “reverse stock split”). The conversion of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time. From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Certificate of Amendment. Holders who otherwise would be entitled to receive fractional share interests of New Common Stock upon the effectiveness of the reverse stock split shall be entitled to receive a whole share of New Common Stock in lieu of any fractional share created as a result of such reverse stock split.

SECOND:  That the stockholders of the Corporation have duly approved the foregoing amendments in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the __th day of ___________, 2013.

POLYMEDIX, INC.

By:

Name:

Title:

A-1

Annex B
PROPOSED FORM OF

CERTIFICATE OF AMENDMENT

TO

THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

POLYMEDIX, INC.

POLYMEDIX, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST:  That the first sentence of Article FOURTH, be amended and restated in its entirety as follows:

Fourth.                      The Corporation shall be authorized to issue 25,000,000 shares of Common Stock, with a par value of $0.001 per share (the “Common Stock”) and 10,000,000 shares of Preferred Stock, with a par value of $0.001 per share (the “Preferred Stock”).

SECOND That the stockholders of the Corporation have duly approved the foregoing amendments in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the __th day of ___________, 2013.

POLYMEDIX, INC.

By:

Name:

Title:

B-1

SPECIAL MEETING OF STOCKHOLDERS
PolyMedix, Inc.
March 15, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

You may vote online or by telephone until 11:59 PM Eastern Time the day before the meeting date.

MAIL - Mark, sign and date your proxy card and return it in the postage-paid envelope that have been provided or return to PolyMedix, Inc., c/o AST Operations Center, 6201 15th Avenue, Brooklyn, NY 11219. Please date, sign and mail your proxy card back as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 15, 2013:
The Notice of Special Meeting, Proxy Statement and form of Proxy are also available at http://www.polymedix.com/proxy.php

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. TO AMEND OUR CERTIFICATE OF INCORPORATION TO COMBINE OUTSTANDING SHARES OF OUR COMMON STOCK INTO A LESSER NUMBER OF OUTSTANDING SHARES, A “REVERSE STOCK SPLIT,” BY A RATIO OF NOT LESS THAN TEN-FOR-ONE AND NOT MORE THAN FIFTY-FOR-ONE
FOR	AGAINST	ABSTAIN
☐	☐	☐

2. TO AMEND OUR CERTIFICATE OF INCORPORATION, CONDITIONED ON IMPLEMENTATION OF PROPOSAL 1, TO REDUCE THE AUTHORIZED SHARES OF COMMON STOCK FROM 250,000,000 TO 25,000,000
FOR	AGAINST	ABSTAIN
☐	☐	☐

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND THE RELATED PROXY STATEMENT.

THIS PROXY CARD IS ONLY VALID WHEN SIGNED AND DATED

Email address of Stockholder: _______________________________________________

Email address of Stockholder: _______________________________________________

Signature of Stockholder Date Signature of Stockholder Date
Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

POLYMEDIX, INC.
170 North Radnor Chester Road, Suite 300

Radnor, Pennsylvania 19087

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS – MARCH 15, 2013

(This Proxy is solicited by the Board of Directors of PolyMedix, Inc.)

The undersigned hereby appoints Edward Smith and Daniel Jorgensen, each with full power of substitution, and authorizes them to represent and vote, as designated herein and in accordance with their judgment upon any other matters properly presented at the special meeting, including any matters incidental to the conduct of the meeting or otherwise, all the shares of PolyMedix, Inc. common stock held of record by the undersigned at the close of business on February 15, 2013, at the special meeting of stockholders, to be held March 15, 2013, and at any and all adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholders(s). If no direction is made, this proxy will be voted FOR proposal 1 and FOR proposal 2.  If any other business is presented at such meeting, including any matters incidental to the conduct of the meeting or otherwise, this proxy will be voted by those named in this proxy in their discretion.

This proxy may be revoked at any time before it is voted on by delivering to the Corporate Secretary of PolyMedix, Inc. on or before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of PolyMedix, Inc. common stock, or by attending the special meeting and voting in person. Attendance at the special meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of the persons named in this proxy shall be deemed terminated and of no further force and effect.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF POLYMEDIX, INC.

Note: Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title, and if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.

Signature:	Email:

Signature (Joint Owners):	Email:

Date:

Date: